SBS TECHNOLOGIES, INC.
INDEMNIFICATION AGREEMENT

THIS AGREEMENT is entered into as of ______________ ("Agreement"), between SBS Technologies, Inc., a New Mexico corporation (the "Corporation"), and __________ ("Indemnitee").

Background Statement and Recitals

Highly competent and experienced persons are becoming more reluctant to serve corporations as directors or in other capacities unless they are provided with adequate protection through insurance and adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.

The Board of Directors of the Corporation (the "Board") has determined that the inability to attract and retain such persons would be detrimental to the best interests of the Corporation and its shareholders and that the Corporation should act to assure such persons that there will be increased certainty of such protection in the future.

The Board has also determined that it is reasonable, prudent and necessary for the Corporation, in addition to purchasing and maintaining directors' and officers' liability insurance (or otherwise providing for adequate arrangements of self-insurance), contractually to obligate itself to indemnify such persons to the fullest extent permitted by current and future applicable law so that they will serve or continue to serve the Corporation free from undue concern that they will not be so indemnified.

Indemnitee is willing to serve, to continue to serve and to take on additional service for or on behalf of the Corporation on the condition that Indemnitee be so indemnified.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

As used herein, the following words and terms shall have the following respective meanings (whether singular or plural):

"Change in Control" means a change in control of the Corporation occurring any time after the date hereof of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limiting the generality of the foregoing, a Change in Control shall be deemed to have occurred (irrespective of the applicability of the initial clause of this definition) if at any time after the date hereof (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding (i) any employee benefit plan of the Corporation or of any subsidiary of the Corporation, and (ii) any entity organized, appointed or established by the Corporation pursuant to the terms of any such plan) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the whole Board in office immediately prior to such person attaining such percentage interest; (b) the Corporation is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest (a "Business Combination"), as a consequence of which (x) members of the Board in office immediately prior to such transaction or event constitute less than a majority of the whole Board thereafter or (y) all or substantially all of the individuals and entities who were the beneficial owners of the Corporation's then outstanding voting securities immediately prior to such Business Combination fail to beneficially own, directly or indirectly, more than 50% of the then outstanding voting securities entitled to vote generally in the election of directors (or similar body) of the entity resulting from such Business Combination (including without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in proportions not materially different from their ownership, immediately prior to such Business Combination, of the Corporation's then outstanding voting securities; or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted members of the Board (including for this purpose any new member whose election or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds of the members of the whole Board then still in office who were members of the Board at the beginning of such period) cease for any reason to constitute a majority of the whole Board.

"Claim" means an actual or threatened claim or request for relief.

"Corporate Status" means the status of a person who is or was a director, nominee for director, officer, employee, agent or fiduciary of the Corporation (including any predecessors to the Corporation) or of any other corporation, employee benefit plan, other enterprise or other entity for or in which such person is or was serving as a director, nominee for director, officer, employee, agent or fiduciary at the request of or after election or nomination by the Corporation.

"Disinterested Director," with respect to any request by Indemnitee for indemnification or advancement of Expenses hereunder, means a director of the Corporation who neither is nor was a party to the Proceeding or subject to a Claim, issue or matter in respect of which indemnification or advancement of Expenses is sought by Indemnitee.

"Expenses" means all attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or participating in (including on appeal), a Proceeding.

"Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither contemporaneously is, nor in the five years theretofore has been, retained to represent (a) the Corporation or Indemnitee in any matter material to either such party, (b) any other party to the Proceeding giving rise to a claim for indemnification or advancement of Expenses hereunder or (c) the beneficial owner, directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then outstanding voting securities (other than, in each such case, with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements). Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

"person" shall have the meaning ascribed to such term in Sections 13(d) and 14(d) of the Exchange Act.

"Proceeding" means any threatened, pending or completed action, suit, arbitration, investigation, alternate dispute resolution mechanism, administrative hearing or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether or not based upon events occurring, or actions taken, before the date hereof (except any of the foregoing initiated by Indemnitee pursuant to Article VI or Section 7.8 to enforce Indemnitee's rights under this Agreement), and any appeal in or related to any such action, suit, arbitration, investigation, hearing or proceeding and any appeal in or related to any such action, suit, arbitration, investigation, hearing or proceeding and any inquiry or investigation that could lead to, and any appeal in or related to, any such action, suit, arbitration, alternative dispute resolution mechanism, hearing or proceeding.

"NMBCA" means the New Mexico Business Corporation Act and any successor statute thereto as either of them may from time to time be amended.

ARTICLE II
SERVICES BY INDEMNITEE

Section 2.1 Services. Indemnitee agrees to serve, or continue to serve, as a director of the Corporation. Indemnitee may from time to time also agree to serve, as the Corporation may request from time to time, as a director, officer, partner, venturer, proprietor, trustee, employee, agent, fiduciary or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise or other entity. Indemnitee and the Corporation each acknowledge that they have entered into this Agreement as a means of inducing Indemnitee to serve, or continue to serve, the Corporation in such capacities. Indemnitee may at any time and for any reason resign from such position or positions (subject to any other contractual obligation or any obligation imposed by operation of law). The Corporation shall have no obligation under this Agreement to continue Indemnitee in any such position or positions.

ARTICLE III
INDEMNIFICATION

Section 3.1 General. The Corporation shall indemnify, and advance Expenses to, Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the right to be indemnified and to have Expenses advanced in all Proceedings to the fullest extent permitted by Section 53-11-4.1 of the NMBCA. The provisions set forth in this Agreement are provided in addition to and as a means of furtherance and implementation of, and not in limitation of, the obligations expressed in this Article III. No requirement, condition or limitation of any right to indemnification under this Article III, or to advancement of Expenses under Articles III and IV shall in any way limit the rights of Indemnitee under Section 7.3.

Section 3.2 Additional Indemnity of the Corporation. Indemnitee shall be entitled to indemnification pursuant to this Section 3.2 if, by reason of Indemnitee's Corporate Status, Indemnitee was, is or is threatened to be made, a party to any Proceeding (except to the extent limited by Section 3.3). Pursuant to this Section 3.2, Indemnitee shall be indemnified against reasonable Expenses, judgments, penalties (including excise or similar taxes), fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with any such Expenses, judgments, penalties, fines and amounts paid in settlement) actually incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding or any Claim, issue or matter, therein, if (a) Indemnitee acted in good faith; (b) Indemnitee reasonably believed (i) in the case of conduct in Indemnitee's official capacity with the Corporation, that Indemnitee's conduct was in the Corporation's best interest; and (ii) in all other cases, that Indemnitee's conduct was at least not opposed to the best interests of the Corporation, and (c) in the case of any criminal Proceeding, Indemnitee had no reasonable cause to believe Indemnitee's conduct was unlawful. Nothing in this Section 3.2 shall limit the benefits of Section 3.1 or any other Section hereunder.

Section 3.3 Limitation on Indemnity. The indemnification otherwise available to an Indemnitee under Section 3.2 shall be limited to the extent set forth in this Section 3.3. In the event that an Indemnitee is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the Indemnitee whether or not the benefit resulted from an action taken in Indemnitee's official capacity the Indemnitee shall, with respect to the Claim, issue or matter, in the Proceeding in which such finding is made, be indemnified only against reasonable Expenses actually incurred by Indemnitee in connection with that Claim, issue or matter therein. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any Claim, issue or matter, in such Proceeding as to which Indemnitee shall have been adjudged to be liable for willful or intentional misconduct in the performance of Indemnitee's duty to the Corporation; provided, however, that, if applicable law so permits, indemnification against such Expenses shall nevertheless be made by the Corporation in such event if and only to the extent that the court in which such Proceeding shall have been brought or is pending, shall determine.

ARTICLE IV
EXPENSES

Section 4.1 Expenses of a Party Who Is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement to the contrary (except as set forth in Section 7.2(c) or 7.7), and without a requirement for any determination described in Section 5.2, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with any Proceeding to which Indemnitee was or is a party by reason of Indemnitee's Corporate Status and in which Indemnitee is wholly successful, on the merits or otherwise, in the defense of the Proceeding. If Indemnitee is not wholly successful, on the merits or otherwise, in a Proceeding but is successful, on the merits or otherwise, as to any Claim, issue or matter in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf relating to each successfully resolved Claim, issue or matter. For purposes of this Section 4.1 and without limitation, the termination of a Claim, issue or matter in a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Claim, issue or matter.

Section 4.2 Expenses of a Witness or Non-Party. Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a witness or otherwise participates in any Proceeding at a time when Indemnitee is not a party in the Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith.

Section 4.3 Advancement of Expenses. Except as set forth in Section 5.5, the Corporation shall pay all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding, whether brought by or in the right of the Corporation or otherwise, in advance of any determination with respect to entitlement to indemnification pursuant to Article V within 15 days after the receipt by the Corporation of (a) a written affirmation by the director of Indemnitee's good faith belief that Indemnitee has met the standard of conduct necessary for indemnification under Article III and (b) a written undertaking by or on behalf of Indemnitee to repay the amount paid or reimbursed if it is ultimately determined that Indemnitee has not met that standard and a determination is made pursuant to the procedures set forth in Article V that the facts then known to those making the determination would not preclude indemnification under Section 53-11-4.1 of the NMBCA. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee. Indemnitee hereby undertakes and agrees that Indemnitee will reimburse and repay the Corporation for any Expenses so advanced to the extent that it shall ultimately be determined, in a final adjudication by a court from which there is no further right of appeal, that Indemnitee is not entitled to be indemnified against such Expenses.

ARTICLE V
PROCEDURE FOR DETERMINATION OF ENTITLEMENT
TO INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 5.1 Request by Indemnitee. To obtain indemnification or an advancement of Expenses under this Agreement, Indemnitee shall submit to the Corporation a written request, including therein or therewith with respect to the request for indemnification only, such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary or an Assistant Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification or an advancement of Expenses, advise the members of the Board in writing that Indemnitee has requested indemnification or an advancement of Expenses.

Section 5.2 Determination of Request. Upon written request by Indemnitee for indemnification pursuant to Section 5.1 or an advancement of Expenses pursuant to Section 4.3, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case as follows:

(a) If a Change in Control shall have occurred, by Independent Counsel (selected in accordance with Section 5.3) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, unless Indemnitee shall request that such determination be made by the Board, or a committee of the Board, in which case by the person or persons or in the manner provided for in clause (i) or (ii) of paragraph (b) below;

(b) If a Change in Control shall not have occurred, (i) by the Board by a majority vote of a quorum of the Board consisting of Disinterested Directors, or (ii) if a quorum of the Board consisting of Disinterested Directors is not obtainable, by a majority vote of a committee of the Board designated to act in the matter by a majority vote of the entire Board, consisting solely of two or more Disinterested Directors, (iii) by Independent Counsel selected by the Board or a committee of the Board by a vote as set forth in clauses (i) or (ii) of this paragraph (b), or if such quorum is not obtainable or such committee cannot be established, by a majority vote of all directors, or (iv) if Indemnitee and the Corporation agree, by the shareholders of the Corporation in a vote that excludes the shares held by directors who are not Disinterested Directors; or

(c) As provided in Section 5.4(b).

If it is so determined that Indemnitee is entitled to indemnification or an advancement of Expenses hereunder, payment to Indemnitee shall be made within 15 days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification only, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary for such determination. Other than a written request and reasonable support for Expenses incurred, Indemnitee shall not be required to cooperate or provide any other documentation or information with respect to a request or determination with respect to the advancement of Expenses. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee's entitlement to indemnification), and the Corporation shall indemnify and hold harmless Indemnitee therefrom.

Section 5.3 Independent Counsel. If the determination of entitlement to indemnification or advancement of Expenses is to be made by Independent Counsel, the Independent Counsel shall be selected (a) by the Board by a majority vote of a quorum of the Board consisting of Disinterested Directors, or (b) if a quorum of the Board consisting of Disinterested Directors is not obtainable, by a majority vote of a committee of the Board designated to select such Independent Counsel by a majority vote of all directors of the Corporation, consisting solely of two or more Disinterested Directors, or (c) if such quorum is not obtainable or such committee cannot be established, by a majority vote of all directors. The Corporation shall give written notice to Indemnitee, within 10 days after receipt by the Corporation of Indemnitee's request for indemnification or advancement of Expenses, specifying the identity and address of the Independent Counsel so selected and (i) such notice to Indemnitee shall be accompanied by a written affirmation of the Independent Counsel so selected that it satisfies the requirements of the definition of "Independent Counsel" in Article I and that it agrees to serve in such capacity and (ii) Indemnitee may, within seven days after such written notice of selection shall have been given, deliver to the Corporation a written objection to such selection. Any objection to selection of Independent Counsel pursuant to this Section 5.3 may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of the definition of "Independent Counsel" in Article I hereof, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is timely made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court of competent jurisdiction (the "Court") has determined that such objection is without merit. In the event of a timely written objection to a choice of Independent Counsel, the Corporation shall have seven days to make an alternate selection of Independent Counsel and to give written notice of such selection to the Indemnitee, after which time the Indemnitee shall have five days to make a written objection to such alternate selection. If, within 30 days after submission of Indemnitee's request for indemnification pursuant to Section 5.1 hereof or an advancement of Expenses pursuant to Section 4.3 hereof, no Independent Counsel shall have been selected and not objected to, the Corporation or the Indemnitee may petition the Court for resolution of any objection that shall have been made by the Indemnitee to the Corporation's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 5.2 hereof. The Corporation shall pay any and all reasonable fees and expenses incurred by such Independent Counsel in connection with acting pursuant to Section 5.2, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 5.3, regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 6.1, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 5.4 Presumptions and Effect of Certain Proceedings.

(a) The Indemnitee shall be presumed to be entitled to indemnification and advancement of Expenses under this Agreement upon submission of a request for indemnification pursuant to Section 5.1 or advancement of Expenses pursuant to Section 4.3, and thereafter the Corporation shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. Such presumption shall be used by Independent Counsel (or other person or persons determining entitlement to indemnification or advancement of Expenses) as a basis for a determination of entitlement to indemnification and advancement of Expenses unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence.

(b) If the person or persons empowered or selected under this Article V to determine whether Indemnitee is entitled to indemnification or advancement of Expenses shall not have made a determination within 60 days after receipt by the Corporation of Indemnitee's request for indemnification or advancement of Expenses, as the case may be, the requisite determination of entitlement to indemnification or advancement of Expenses, as the case may be, shall be deemed to have been made and Indemnitee shall be entitled to such indemnification or advancement of Expenses, absent (i) a knowing misstatement by Indemnitee of a material fact, or knowing omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with Indemnitee's request for indemnification or advancement of Expenses, as the case may be, or (ii) a prohibition of such indemnification or advancement of Expenses, as the case may be, under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person making the determination with respect to entitlement to indemnification only (and not with respect to the determination of the advancement of Expenses) in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating to such determination; provided further, that the 60-day limitation set forth in this Section 5.4(b) shall not apply and such period shall be extended as necessary (i) if within 30 days after receipt by the Corporation of Indemnitee's request for indemnification under Section 5.1 or advancement of Expenses under Section 4.3, as the case may be, Indemnitee and the Corporation have agreed, and the Board has resolved to submit, such determination to the shareholders of the Corporation pursuant to Section 5.2(b) for their consideration at an annual meeting of shareholders to be held within 90 days after such agreement and such determination is made thereat, or a special meeting of shareholders for the purpose of making such determination to be held within 60 days after such agreement and such determination is made thereat, or (ii) if the determination of entitlement to indemnification or advancement of Expenses is to be made by Independent Counsel, in which case the applicable period shall be as set forth in clause (c) of Section 6.1.

(c) The termination of any Proceeding or of any Claim, issue or matter by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) by itself adversely affect the rights of Indemnitee to indemnification or advancement of Expenses, as the case may be, or create a presumption that Indemnitee did conduct himself in good faith or in a manner that Indemnitee reasonably believed in the case of conduct in Indemnitee's official capacity, that was in the best interests of the Corporation, or, in all other cases, that was not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful. Indemnitee shall be deemed to have been found liable in respect of any Claim, issue or matter only after Indemnitee shall have been so adjudged by the Court after exhaustion of all appeals therefrom.

Section 5.5 Election to Assume Defense. In the event the Corporation shall be obligated to advance the Expenses of any Proceeding or Claim against the Indemnitee, the Corporation shall be entitled, in lieu thereof, to assume the defense of such proceeding upon the delivery to the Indemnitee of written notice of the Corporation's election to do so, which notice shall contain the name, address and phone number of counsel engaged by the Corporation to handle such defense and confirmation that the Corporation has undertaken to pay that counsel's reasonable fees and expenses therefor. After delivery of such notice, the Corporation shall not be liable to the Indemnitee under this Agreement for any fees or expenses of counsel for the Indemnitee (other than the counsel engaged by the Corporation) subsequently incurred by the Indemnitee with respect to the same Proceeding or Claim; provided that the fees and expenses of such counsel for the Indemnitee shall be at the expense of the Corporation if (A) the employment of separate counsel by the Indemnitee has been previously authorized by the Corporation, or (B) the Indemnitee shall have reasonably concluded, and either the Corporation or the counsel engaged by the Corporation shall have agreed, or Independent Counsel shall have determined, that there may be a conflict of interest between the Corporation and the Indemnitee in the conduct of any such defense; and further provided, however, that, the Indemnitee's counsel shall have been approved by any carrier of an applicable insurance policy if required under the terms of that policy. Independent Counsel shall be selected promptly following notice from the Indemnitee to the Corporation of the Indemnitee's belief that a conflict of interest may exist. Nothing herein shall limit the right of the Indemnitee to employ counsel at the Indemnitee's sole expense.

ARTICLE VI
CERTAIN REMEDIES OF INDEMNITEE

Section 6.1 Indemnitee Entitled to Adjudication in an Appropriate Court. If (a) a determination is made pursuant to Article V that Indemnitee is not entitled to indemnification or advancement of Expenses under this Agreement, (b) there has been any failure by the Corporation to make timely payment or advancement of any amounts due hereunder, or (c) the determination of entitlement to indemnification or advancement of Expenses is to be made by Independent Counsel and such determination shall not have been made and delivered in a written opinion within 90 days after the latest of (i) such Independent Counsel's being appointed, (ii) the overruling by the Court of objections to such counsel's selection or (iii) expiration of all periods for the Corporation or Indemnitee to object to such counsel's selection, Indemnitee shall be entitled to commence an action seeking an adjudication in the Court, of Indemnitee's entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at Indemnitee's option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association. Indemnitee shall commence such action seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such action pursuant to this Section 6.1, or such right shall expire. The Corporation shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration, but may oppose Indemnitee's right to indemnification or payment of expenses.

Section 6.2 Adverse Determination Not to Affect any Judicial Proceeding. If a determination shall have been made pursuant to Article V that Indemnitee is not entitled to indemnification or advancement of Expenses under this Agreement, any judicial proceeding or arbitration commenced pursuant to this Article VI shall be conducted in all respects as a de novo trial or arbitration on the merits, and Indemnitee shall not be prejudiced by reason of such initial adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Article VI, Indemnitee shall be presumed to be entitled to indemnification or advancement of Expenses, as the case may be, under this Agreement and the Corporation shall have the burden of proof in overcoming such presumption and to show by clear and convincing evidence that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

Section 6.3 Corporation Bound by Determination Favorable to Indemnitee in any Judicial Proceeding or Arbitration. If a determination shall have been made or deemed to have been made pursuant to Article V that Indemnitee is entitled to indemnification or advancement of Expenses, the Corporation shall be irrevocably bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Article VI and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable, in each such case absent (a) a knowing misstatement by Indemnitee of a material fact, or a knowing omission of a material fact necessary to make a statement by Indemnitee not materially misleading, in connection with Indemnitee's request for indemnification or advancement of Expenses, or (b) a prohibition of such indemnification or advancement of Expenses under applicable law.

Section 6.4 Corporation Bound by the Agreement. The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Article VI that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

Section 6.5 Indemnitee Entitled to Expenses of Judicial Proceeding. If Indemnitee seeks a judicial adjudication of or an award in arbitration to enforce Indemnitee's rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and the Corporation shall indemnify Indemnitee against, any and all expenses (of the types described in the definition of "Expenses" in Article I) actually and reasonably incurred by Indemnitee in such judicial adjudication or arbitration but only if Indemnitee prevails therein. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses or other benefit sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be equitably allocated between the Corporation and Indemnitee. Notwithstanding the foregoing, if a Change in Control shall have occurred, Indemnitee shall be entitled to indemnification under this Section 6.5 regardless of whether Indemnitee ultimately prevails in such judicial adjudication or arbitration.

ARTICLE VII
MISCELLANEOUS

Section 7.1 Non-Exclusivity. The rights of Indemnitee to receive indemnification and advancement of Expenses under this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Articles of Incorporation or Bylaws of the Corporation, any other agreement, vote of shareholders or a resolution of directors, or otherwise. No amendment or alteration of the Articles of Incorporation or Bylaws of the Corporation or any provision thereof shall adversely affect Indemnitee's rights hereunder and such rights shall be in addition to any rights Indemnitee may have under the Corporation's Articles of Incorporation, Bylaws and the NMBCA or otherwise. To the extent that there is a change in the NMBCA or other applicable law (whether by statute or judicial decision) that allows greater indemnification by agreement than would be afforded currently under the Corporation's Articles of Incorporation or Bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by virtue of this Agreement the greater benefit so afforded by such change.

Section 7.2 Insurance and Subrogation.

(a) To the extent the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Corporation or for directors of the Corporation serving at the request of the Corporation as directors, officers, partners, venturers, proprietors, trustees, employees, agents, fiduciaries or similar functionaries of another foreign or domestic corporation, employee benefit plan, other enterprise or other entity that such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies.

(b) In the event of any payment by the Corporation under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

(c) The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under the Corporation's Articles of Incorporation or Bylaws or any insurance policy, contract, agreement or otherwise.

Section 7.3 Self Insurance; Other Arrangements. The parties hereto recognize that the Corporation may, but is not required to, procure or maintain insurance or other arrangements, at its expense, to protect itself and any person, including Indemnitee, who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise or other entity against any expense, liability or loss asserted against or incurred by such person, in such a capacity or arising out of Indemnitee's status as such a person, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss.

In considering the cost and availability of such insurance, the Corporation, (through the exercise of the business judgment of its directors and officers), may from time to time, purchase insurance which provides for any and all of (a) deductibles, (b) limits on payments required to be made by the insurer, or (c) coverage exclusions and/or coverage which may not be as comprehensive as that which might otherwise be available to the Corporation but which otherwise available insurance the officers or directors of the Corporation determine is inadvisable for the Corporation to purchase given the cost involved. The purchase of insurance with deductibles, limits on payments and coverage exclusions will be deemed to be in the best interest of the Corporation but may not be in the best interest of the Indemnitee. As to the Corporation, purchasing insurance with deductibles, limits on payments and coverage exclusions is similar to the Corporation's practice of self-insurance in other areas. In order to protect Indemnitee who would otherwise be more fully or entirely covered under such policies, the Corporation shall indemnify and hold Indemnitee harmless to the extent (a) of such deductibles, (b) of amounts exceeding payments required to be made by an insurer or (c) of coverage under policies of officer's and director's liability insurance that are available, were available or which became available to the Corporation or which are generally available to companies comparable to the Corporation but which the officers or directors of the Corporation determine is inadvisable for the Corporation to purchase, given the cost involved. The obligation of the Corporation in the preceding sentence shall be without regard to whether the Corporation would otherwise be entitled to indemnify such officer or director under the other provisions of this Agreement, or under any law, agreement, vote of shareholders or directors or other arrangement. Notwithstanding the foregoing provisions of this Section 7.3, the Indemnitee shall not be entitled to indemnification for the results of Indemnitee's conduct that is intentionally adverse to the interests of the Corporation. Without limiting the generality of any provision of this Agreement, the procedures in Article V hereof shall, to the extent applicable, be used for determining entitlement to indemnification under this Section 7.3. This Agreement is authorized by Section 53-11-4.1(J) of the NMBCA as in effect on the date hereof, and further is intended to establish an arrangement of self-insurance pursuant to that section.

Section 7.4 Certain Settlement Provisions. The Corporation shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of a Proceeding or Claim without the Corporation's prior written consent. The Corporation shall not settle any Proceeding or Claim in any manner that would impose a fine or other obligation on Indemnitee without Indemnitee's prior written consent, unless the settlement involves only the payment of money damages indemnified by the Corporation and does not impose an injunction or other equitable relief upon the Indemnitee. Neither the Corporation nor Indemnitee shall unreasonably withhold their consent to any proposed settlement. Notwithstanding any other provision herein to the contrary, the Corporation shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee for liabilities in excess of the total amount at which settlement reasonably could have been made, or for any Expenses incurred by the Indemnitee following the time such settlement reasonably could have been effected, if the Indemnitee shall have unreasonably delayed, refused or failed to enter into a settlement of any Proceeding or Claim (or investigation or appeal thereof) recommended in good faith, in writing, by the Corporation.

Section 7.5 Duration of Agreement. This Agreement shall continue for so long as Indemnitee serves as a director, nominee for director, officer, employee, agent or fiduciary of the Corporation or, at the request of the Corporation, as a director, nominee for director, officer, employee, agent or fiduciary of another foreign or domestic corporation, employee benefit plan, other enterprise or other entity, and thereafter shall survive until and terminate upon the latest to occur of (a) the expiration of 10 years after the latest date that Indemnitee shall have ceased to serve in any such capacity; (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Article VI relating thereto; or (c) the expiration of all statutes of limitation applicable to possible Claims arising out of Indemnitee's Corporate Status.

Section 7.6 Notice by Each Party. Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document or communication relating to any Proceeding or Claim for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder; provided, however, that any failure of Indemnitee to so notify the Corporation shall not adversely affect Indemnitee's rights under this Agreement except to the extent the Corporation shall have been materially prejudiced as a direct result of such failure. The Corporation shall notify promptly Indemnitee in writing, as to the pendency of any Proceeding or Claim that may involve a claim against the Indemnitee for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder.

Section 7.7 Certain Persons Not Entitled to Indemnification. Notwithstanding any other provision of this Agreement to the contrary, Indemnitee shall not be entitled to (a) indemnification or advancement of Expenses hereunder with respect to any Proceeding or any Claim, issue or matter therein, brought or made by Indemnitee against the Corporation or any affiliate of the Corporation, except as specifically provided in Article V or Article VI hereof, and (b) indemnification of Expenses hereunder with respect to any Proceeding or Claim instituted by the Indemnitee to enforce or interpret this Agreement, if the Corporation is deemed to be the prevailing party in such Proceeding or Claim. In addition, notwithstanding any other provision herein to the contrary, the Corporation shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee for Expenses and liabilities, including without limitation the disgorgement of profits, arising from the purchase and sale by the Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar or successor statute.

Section 7.8 Enforcement. The Corporation agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court or arbitration in which a proceeding by Indemnitee for enforcement of Indemnitee's rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Corporation to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Corporation of its obligations under this Agreement.

Section 7.9 Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators, legal representatives.

Section 7.10 Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto.

Section 7.11 Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Section 7.12 Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 7.13 Severability. If any provision of this Agreement (including any provision within a single section, paragraph or sentence) or the application of such provision to any person or circumstance, shall be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement or affect the application of such provision to other persons or circumstances, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent, or if such modification is not possible, by substituting therefor another provision that is valid, legal and unenforceable and that achieves the same objective. Any such finding of invalidity or unenforceability shall not prevent the enforcement of such provision in any other jurisdiction to the maximum extent permitted by applicable law.

Section 7.14 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery of a standard overnight courier or when delivered by hand or (c) the expiration of five business days after the date mailed by certified or registered mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

If to the Corporation, to:

SBS Technologies, Inc.
2400 Louisiana Blvd. NE
AFC Bldg. 5, Suite 600
Albuquerque, New Mexico 87110
Attention: Clarence Peckham
Facsimile: (505) 875-0404

If to Indemnitee, to:

Facsimile:

Section 7.15 Certain Construction Rules.

(a) The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, unless otherwise provided to the contrary, (i) all references to days shall be deemed references to calendar days and (ii) any reference to a "Section" or "Article" shall be deemed to refer to a section or article of this Agreement. The words "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless otherwise specifically provided for herein, the term "or" shall not be deemed to be exclusive. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

(b) For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, nominee for director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, nominee, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and action taken or omitted by a director with respect to an employee benefit plan in the performance of Indemnitee's duties for a purpose reasonably believed by Indemnitee to be in the interest of the participants and beneficiaries of the employee benefit plan shall be deemed to be for a purpose that is "not opposed to the best interests of the Corporation" as referred to in this Agreement.

Section 7.16 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Mexico, without giving effect to the conflicts of laws principles thereof.

Section 7.17 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

SBS TECHNOLOGIES, INC.

By:
Name:
Title:

INDEMNITEE

Name: